UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  October 27, 2008
                                               ---------------------------------


                          Pre-Paid Legal Services, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
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                 (State or Other Jurisdiction of Incorporation)


                              001-09293 73-1016728
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           (Commission File Number) (IRS Employer Identification No.)


                   One Pre-Paid Way
                        Ada, OK                              74820
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       (Address of Principal Executive Offices)           (Zip Code)


                                 (580) 436-1234
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

         On October 27, 2008, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing its earnings and operating results for the three months ended September 30, 2008. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

         The following exhibits are included with this report:

   Exhibit No.                    Description
   -----------                    -----------
       99.1         Company Press Release dated October 27, 2008


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Pre-Paid Legal Services, Inc.


                                   By:  /s/ Randy Harp
                                   ---------------------------------------------
                                        Randy Harp, Chief Operating Officer

Date:  October 28, 2008





For Release 8:30 a.m. Eastern                  Company      Steve Williamson
Monday, October 27, 2008                       Contact:        (580) 436-1234

          Pre-Paid Legal Announces 2008 Third Quarter Financial Results
           Membership Revenues Up 1%; Net Income Up 25% and EPS Up 40%

ADA, OK, October 27, 2008 - Pre-Paid Legal Services, Inc. (NYSE:PPD), announced financial results for the third quarter ended September 30, 2008. Membership revenues increased 1% to $109.3 million from $107.7 million for the same period last year. Net income increased 25% to $14.4 million from $11.6 million for the previous year. Diluted earnings per share for the quarter increased 40% to $1.23 per share from 88 cents per share for the prior year's comparable quarter, higher than the net income increase, due to a 10% decrease in the weighted average number of outstanding shares.

Membership revenues for the first nine months of 2008 increased 3% to a record $327.8 million vs. $318.5 million for the first nine months of 2007. Net income for the first nine months of 2008 increased 15% to $45.4 million vs. $39.5 million for the first nine months of 2007. Diluted earnings per share increased 27% to $3.77 vs. $2.96. Diluted earnings per share increased more than net income for the first nine months of 2008 due to a 10% decrease in the weighted average number of outstanding shares during the first nine months of 2008 compared to the 2007 comparable period.

Net cash provided by operating activities for the nine months ended September 30, 2008 decreased 7% to $44.3 million compared to $47.4 million for the comparable period of 2007. During the first nine months of 2008, we returned $36.9 million to shareholders through the repurchase of 832,848 shares of common stock at an average per share price of $44.36. Since April 1999, we have returned $399.4 million to shareholders through the purchase of 13.5 million shares, at an average price of $29.53 per share, and $17.1 million in dividends for a combined total of $416.5 million representing more than 115 percent of our net earnings during the same timeframe. We have reduced the number of shares outstanding by more than 50% from 23.6 million at March 31, 1999 to 11.6 million at September 30, 2008. At September 30, 2008, our total indebtedness was $66.7 million and our unpledged cash and investments were $54.9 million.

Third quarter 2008 membership fees remained consistent at $109.3 million compared to $109.5 million for the second quarter. Associate services revenues decreased during the 2008 third quarter by approximately $67,000 to $6.2 million from $6.3 million for the 2008 second quarter and associate services and direct marketing expenses decreased by $1.7 million during the same period. Membership benefits totaled $37.6 million in the third quarter of 2008 compared to $37.9 million for the 2008 second quarter and represented 34% and 35%, respectively, of membership fees for the two periods. Commissions to associates totaled $33.7 million in the 2008 third quarter compared to $31.2 million for the 2008 second quarter and represented 31% and 29%, respectively, of membership fees for the two periods. General and administrative expenses decreased during the 2008 third quarter to $12.5 million compared to $13.8 million for the 2008 second quarter and represented 11% and 13%, respectively, of membership fees for the two periods.

The Company will conduct a conference call to present the first quarter results on Wednesday, October 29, 2008, at 8:30 a.m. Eastern Time. The conference call will be webcast on the investor relations' page of www.prepaidlegal.com or may be accessed by dialing (719) 325-4936. Audio replay will be available beginning at 11:30 a.m. Eastern Time on October 29, 2008 and will run through midnight Wednesday, November 5, 2008 by dialing (719) 457-0820; passcode for the replay is 7747718. The presentation will be available on the web site indefinitely by selecting "Earnings Calls" under the "Investor Relations" section. Questions may be submitted prior to the call via email to investor@pplsi.com.

The Company expects to file its quarterly report on Form 10-Q for the three months ended September 30, 2008 later this week.

About Us - We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind due to the combination of our identity theft restoration partner and our provider law firms. More information about us and our products can be found at our homepage at www.prepaidlegal.com.


Forward-Looking Statements
Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that future litigation may have a material adverse effect on us if resolved unfavorably to us, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to significantly increase our employee group membership sales and that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales. Please refer to pages 14 and 15 of our 2007 Form 10-K and pages 7 and 8 of our June 30, 2008 Form 10-Q for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.





PRE-PAID LEGAL SERVICES, INC.
Financial Highlights (Unaudited)
 ($000 omitted except per share data)                                      Three Months Ended         Nine Months Ended
                                                                              September 30,             September 30,
                                                                         ----------------------    ----------------------
                                                                            2008         2007         2008         2007
                                                                         ----------   ---------    ---------    ---------
Revenues:
  Membership fees....................................................    $ 109,268    $ 107,713    $ 327,784    $ 318,530
  Associate services.................................................        6,236        6,032       18,582       19,064
  Other..............................................................        1,019        1,132        3,215        3,427
                                                                         ----------   ---------    ---------    ---------
                                                                           116,523      114,877      349,581      341,021
                                                                         ----------   ---------    ---------    ---------
Costs and expenses:
  Membership benefits................................................       37,587       37,475      112,699      111,153
  Commissions........................................................       33,678       33,646       95,698       98,421
  Associate services and direct marketing............................        5,358        8,902       17,991       21,959
  General and administrative.........................................       12,531       13,717       38,866       39,847
  Other, net.........................................................        3,043        3,584       10,136       10,621
                                                                         ----------   ---------    ---------    ---------
                                                                            92,197       97,324      275,390      282,001
                                                                         ----------   ---------    ---------    ---------

Income before income taxes...........................................       24,326       17,553       74,191       59,020
Provision for income taxes...........................................        9,884        5,980       28,751       19,540
                                                                         ----------   ---------    ---------    ---------
Net income...........................................................    $  14,442    $  11,573    $  45,440    $  39,480
                                                                         ----------   ---------    ---------    ---------

Basic earnings per common share......................................    $    1.23    $     .89    $    3.77    $    2.97
                                                                         ----------   ---------    ---------    ---------

Diluted earnings per common share....................................    $    1.23    $     .88    $    3.77    $    2.96
                                                                         ----------   ---------    ---------    ---------

Weighted average number of shares:
  Basic..............................................................       11,746       13,068       12,039       13,293
  Diluted............................................................       11,763       13,094       12,058       13,347

Net cash provided by operating activities............................   $   16,660   $   12,487   $   44,318   $   47,411
Net cash (used in) provided by investing activities..................   $   (2,373)  $   21,333   $   (4,255)  $   26,451
Net cash used in financing activities................................   $  (16,008)  $  (22,985)  $  (43,554)  $  (56,863)

                                                                      ###